                                                                   Exhibit 10.43





                                LEASE AGREEMENT

                                 BY AND BETWEEN

                               SN PROPERTIES INC.

                                      AND

                         GUILFORD PHARMACEUTICALS INC.





                                FREEPORT CENTRE
                              BALTIMORE, MARYLAND

                               TABLE OF CONTENTS



Article                                                                                                             Page
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
I.           DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
II.          PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
III.         TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
IV.          BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
V.           OPERATING CHARGES AND REAL ESTATE TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
VI.          USE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
VII.         ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
VIII.        MAINTENANCE AND REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
IX.          ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
X.           SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
XI.          SECURITY DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
XII.         INSPECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
XIII.        INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
XIV.         SERVICES AND UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
XV.          LIABILITY OF LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
XVI.         RULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
XVII.        DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
XVIII.       CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
XIX.         DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
XX.          BANKRUPTCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
XXI.         SUBORDINATION; NON-DISTURBANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
XXII.        HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
XXIII.       COVENANTS OF LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
XXIV.        COMMON AREAS AND PARKING AREAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
XXV.         GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20


EXHIBIT A -- Description of the Building
EXHIBIT B -- Plan Showing Premises

                                LEASE AGREEMENT
                               (Freeport Centre)


                 THIS LEASE, made this 9th day of June, 1997, by and between SN PROPERTIES INC., a Delaware corporation having an address at 2450 Bayshore Parkway Mountain View, California 94403 ("Landlord"), and GUILFORD PHARMACEUTICALS INC., a Delaware corporation having an address at 6611 Tributary Street, Baltimore, Maryland ("Tenant"),

                 WITNESSETH, THAT WHEREAS: (1) Landlord is the owner of the "Building" as hereinafter described in Exhibit A attached hereto, and Ground Lessee of the parcel of land described in Exhibit A. By a Lease Agreement dated August 11, 1982, as amended by a First Amendment of Lease dated September 27, 1989, and by a Second Amendment of Lease dated February 22nd, 1995 (said Lease, as so amended, referred to herein as the "Ground Lease"), the Landlord has leased from The Mayor and City Council of Baltimore all of that real property in Baltimore City, Maryland, which is referred to in the Ground Lease (the "Land"); and

                 (2) The parties hereto desire that Tenant lease from Landlord on the terms and subject to the conditions set forth herein the "Premises" as hereinafter defined.

                 NOW, THEREFORE, IN CONSIDERATION of the entry into this Lease by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord,

                 ON THE TERMS AND SUBJECT TO THE CONDITIONS set forth here:

I.               DEFINITIONS

                 (a) "Building": the Building described in Exhibit A attached hereto.

                 (b) Premises: the Premises consisting of approximately Sixteen Thousand Two Hundred (16,200) square feet (the "Premises Square Footage") as described in Article II below.

                 (c)      Lease Term:  See Article III below.

                 (d) Lease Commencement Date: the later of (i) June 1, 1997 or (ii) the business day immediately following completion of the Repairs.

                 (e) Base Rent: during each month of the Lease Term, Tenant shall pay the Base Rent which is Two Dollars and Fifty Cents ($2.50) multiplied by the Premises Square Footage of the Premises (i.e., $40,500.00 per month).

                                  The Base Rent shall be due and payable in
equal monthly installments in advance on the first day of each month during the Lease Year. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first month, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date.

                 (f) Tenant Name and Address for Notices: Andrew R. Jordan, Chief Financial Officer, Guilford Pharmaceuticals Inc., 6611 Tributary Street, Baltimore, Maryland 21224, with a copy to Thomas C. Seoh, General Counsel, Guilford Pharmaceuticals Inc., 6611 Tributary Street, Baltimore, Maryland 21224.


II.              PREMISES

                 A. Tenant leases the Premises from Landlord for the term and upon the conditions and covenants herein. The Premises are outlined on Exhibit B. Tenant will have the non-exclusive right to use the common and public areas of the Building and the public areas, including the parking areas (collectively "Common Areas"). The lease of the Premises does not include the right to use the roof of the Building.

                 B. All existing telephone lines will be available for Tenant's use, so long as Tenant pays for the cost of monthly telephone service. Landlord also agrees that Tenant shall during the Lease Term have access to and rights to use and administer the operation of the System 75PBX switch located in the Building.

                 C. Tenant leases the Premises on the assumption the Premises are in a condition for use as functional laboratory space and conforming with applicable safety regulations. For purposes of this Lease "applicable safety regulations" shall have the meaning set forth on Schedule II.C, attached hereto and incorporated herein by reference. Landlord is engaged in making certain repairs (the "Repairs") to the Premises which are due to be completed on or before June 15, 1997. Tenant shall have the right for a period of ten (10) days commencing at the later of the date such Repairs are actually completed or June 15, 1997 to conduct inspections of the Premises to confirm that the Premises meet the conditions required by the preceding sentences. If Tenant notifies Landlord in writing that it believes the Premises do not meet such conditions, Landlord shall within five (5) days elect in writing whether to correct such conditions or to decline to correct such conditions, and within five (5) days thereafter Tenant shall elect either to accept the Premises with the correction, or to terminate this Lease with no obligation to Landlord hereunder, including to pay any rental amounts and Landlord shall, subject to
Article XI, promptly return to Tenant any security deposit theretofore paid by Tenant to Landlord hereunder. Failure of Tenant to send such notice shall be deemed to be an election to accept the Premises with the correction. Landlord has agreed to make and in such event Landlord shall promptly correct such conditions.


III.             TERM

                 A. The Lease Term shall commence on the Lease Commencement Date hereof. The Lease shall be for a term extending until midnight on December 31, 1998. If Tenant is not in default and is actually occupying the Premises, Tenant may renew the Lease on the Premises for an initial renewal period of three (3) months, exercisable by Tenant at least sixty (60) days prior to December 31, 1998. If Tenant is not in default and is actually occupying the Premises, Tenant may renew the Lease on the Premises for a subsequent renewal period of three (3) additional months, exercisable by Tenant at least sixty (60) days prior to March 31, 1999.

IV.              BASE RENT

                 A. During each month of the Lease Term, Tenant shall pay the Base Rent.

                 B. The Base Rent shall be due and payable in equal monthly installments in advance on the first day of each month during the Lease Term.

                 C. All sums payable by Tenant under this Lease shall be paid to Landlord in legal tender of the United States, at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any rights.


V.               OPERATING CHARGES AND REAL ESTATE TAXES

                 A. Tenant shall not be responsible for operating charges or real estate taxes.





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
VI.              USE OF PREMISES

                 A. Tenant shall use the Premises solely for laboratory and general office purposes and for no other use or purpose. To the best of Landlord's knowledge, the Premises may be used for the permitted use and if the Premises may not be used for the permitted use, Tenant may immediately terminate this Lease on written notice. Tenant shall not use the Premises for any unlawful purpose or in any manner that will in Landlord's opinion constitute waste, nuisance or unreasonable annoyance to Landlord or any tenant of the Building. Tenant shall, excepting structural changes and improvements, comply with all present and future laws, ordinances, regulations and orders concerning the specific use and occupancy of the Premises and all machinery, equipment and furnishings therein. If any such law, ordinance, regulation or order requires an occupancy or use permit for the Premises, then Tenant shall obtain and keep current such permit at Tenant's expense and promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record.

                 B. Tenant shall pay all personal property taxes on Tenant's personal property.

                 C.       (a)     Tenant shall not cause or permit any
Hazardous Material to be generated, used, released, stored or disposed of in or about the Building; provided, however, that Tenant may use and store reasonable quantities of such materials as may be reasonably necessary for Tenant to conduct normal business operations in the Premises as permitted by Article VI.A. Hazardous Materials shall mean (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time,
(b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time,
(c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, (f) chlorofluorocarbons, and (g) any substance whose presence could be detrimental to the Building or hazardous to health or the environment, including, without limitation, any flammable, combustible, dangerous or explosive liquid or material. Notwithstanding the termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, any Hazardous Material generated, used, released, stored or disposed of by Tenant or any Invitee (as defined in Section VIII. A.) in or about the Building.

                                  Landlord or Landlord's other tenants shall be
responsible for Hazardous Materials in all other portions of the Building.

                          (b)     Tenant shall notify Landlord in writing
immediately after Tenant becomes aware of the fact that (i) any provision of this Section VI.C. has been violated, (ii) there has been a leak, spill, deposit, release, discharge or disposal (collectively, a "Leak") of any Hazardous Material in or about the Building, (iii) radon gas or urea formaldehyde has been detected in or about the Building, or (iv) any portion of the Building is subject to a third party claim or action, or threat thereof, arising in connection with any Hazardous Material or arising in connection with Tenant's operations in or about the Building (in which case Tenant shall also provide Landlord with copies of all correspondence to or from third parties regarding such claims or actions).

                          (c)     If Tenant shall violate any provision of this
Section, then, in addition to all of Landlord's other rights and remedies set forth in this Lease, Landlord shall have the right to cause Tenant to immediately commence and diligently pursue remediation of any Leak in or about the Building and the right to enter the Premises at any time for the purpose of remediating any such Leak after reasonable notice to Tenant if Tenant does not promptly take remedial action. All costs and expenses incurred by Landlord in connection with any such remediation or entry shall be paid by Tenant as additional rent due hereunder.


VII.             ASSIGNMENT AND SUBLETTING

                 Tenant shall not assign this Lease or any of Tenant's rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without Landlord's prior written consent, which consent may be granted or withheld in Landlord's reasonable discretion. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord's prior written consent. Any assignment, subletting or occupancy, Landlord's consent thereto or Landlord's collection or acceptance of rent from any assignee, subtenant or occupant shall not be construed as a waiver or release of Tenant from liability for the performance of any obligation to be performed under this Lease by Tenant. Any assignment, subletting or occupancy, Landlord's consent thereto or Landlord's collection or acceptance of rent from any assignee, subtenant or occupant shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. Tenant assigns to Landlord any rent due from any assignee, subtenant or occupant of Tenant as security for Tenant's performance of its obligations pursuant to this Lease.


VIII.            MAINTENANCE AND REPAIRS

                 A. Except for structural repairs which shall be the obligation of Landlord unless necessitated by Tenant and which are not covered by Landlord's insurance, Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, shall take good care thereof and make all repairs thereto, shall suffer no waste or injury thereto, and at the expiration or earlier termination of the Lease Term, shall surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. Except as otherwise provided in Article XVII, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively, "Invitees") or Tenant, shall be repaired by and at Tenant's expense (to the extent not covered by Landlord's insurance), except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith. Landlord shall provide and install replacement tubes for Building standard fluorescent light fixtures; all other bulbs and tubes for the Premises shall be provided and installed at Tenant's expense.


IX.              ALTERATIONS

                 A. Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (collectively "Alterations") in or to the Premises.

                 B. Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion provided Landlord agrees not to unreasonably withhold its consent to requested Alterations to decorative features and non-structural alterations which do not affect or alter mechanical, electrical or plumbing systems of the Building. Any Alteration made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a licensed contractor and in accordance with plans and specifications approved in advance in writing by Landlord; (d) in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building or portion thereof; (e) after having obtained any required consent of the holder of any Mortgage (as defined in Section XXI.A.);
(f) after Tenant has obtained public liability and workmen's compensation insurance policies approved in writing by Landlord; and (g) after delivering to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alteration. If any lien (or a petition to establish such lien) is filed in connection with any

Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within twenty (20) days thereafter by the payment thereof or filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, then such consent shall not be deemed to constitute Landlord's consent to subject its interest in the Premises, the Building or the Land to any mechanic's or materialman's lien which may be filed in connection therewith.

                 C. If any Alteration is made without Landlord's prior written consent, then Landlord shall have the right at Tenant's expense to remove and correct such Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. Provided Tenant delivers a specific notice so requesting prior to the making of an Alteration, Landlord will respond to such notice as to whether Tenant shall be required to remove the Alteration at the end of the Term. All Alterations to the Premises or the Building made by either party shall immediately become Landlord's property and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at Tenant's expense, and except that Tenant shall be required to remove all Alterations to the Premises or the Building which Landlord designates in writing for removal. After notice and the right of Tenant to perform such obligations, Landlord shall have the right to repair at Tenant's expense all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If any such furniture, furnishing or equipment is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall become Landlord's property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have after ten (10) days written notice the right to remove from the Premises at Tenant's expense such furniture, furnishing or equipment and any Alteration which Landlord designates in writing for removal.


X.               SIGNS

                 A. Landlord will list Tenant's name in the Building directory, if any. No other sign, advertisement or notice referring to Tenant shall be painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (including windows and doors) without the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same.

XI.              SECURITY DEPOSIT

                 Tenant shall pay to Landlord within ten (10) days of execution and delivery hereof a security deposit in the amount of one month's rent to be held by Landlord as security for Tenant's full and faithful performance of Tenant's obligations under this Lease. Provided Tenant has fulfilled its obligations under this Lease and turns the Premises over to Landlord at the end of the Lease Term (or upon termination of this Lease by Tenant under Section II.C) in the condition required by this Lease, Landlord shall promptly return Tenant's security deposit.


XII.             INSPECTION

                 A. After at least twenty-four (24) hours advance notice to Tenant, Tenant shall permit Landlord and its designees to enter the Premises during normal business hours accompanied by a representative of Tenant, without charge therefor and without diminution of the rent payable by Tenant, to inspect the Premises, to exhibit the Premises to brokers, prospective tenants, lenders, purchasers and others, and to make such alterations and repairs as Landlord may deem necessary. In connection with any such entry, Landlord shall use reasonable efforts not to unreasonably disrupt or interfere with Tenant's normal business operations in the Premises.

XIII.            INSURANCE

                 A. Tenant shall not conduct or permit to be conducted any activity or place any item in or about the Building or Common Areas which may increase the rate of any insurance on the Building or Common Areas. If any increase in the rate of such insurance is due to any such activity or item, then (whether or not Landlord has consented to such activity or item) Tenant shall pay as additional rent hereunder the amount of such increase. The statement of any insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fires or the correction of hazardous conditions) that such an increase is due to any such activity or item shall be conclusive evidence thereof.

                 B. Throughout the Lease Term, Tenant shall maintain with a company licensed to do business in the jurisdiction in which the Building is located, approved by Landlord and having a rating equal to or exceeding A:XI from Best's Insurance Guide: (a) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant pursuant to Section XV.B., premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (b) all-risk property insurance, (c) comprehensive automobile liability insurance (covering automobiles owned by Tenant), (d) worker's compensation insurance, and (e) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million and 00/100 Dollars ($2,000,000.00). Tenant's liability policy shall be primary and non-contributory with respect to liabilities assumed under the Lease. Such automobile liability insurance shall be in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) for each accident. Such worker's compensation insurance shall carry minimum limits as defined in the laws of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) for each accident, One Million and 00/100 Dollars ($1,000,000.00) disease-policy limit, and One Million and 00/100 Dollars ($1,000,000.00) disease-each employee. All such insurance shall name Landlord its parent or affiliates, the manager of the Building, and the holder of any Mortgage as additional insureds or loss payees (as applicable) except for the coverages set forth in clauses (c) through and including (e) above; contain an endorsement specifying that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any person prior to the occurrence of a loss; with respect to the coverage set forth in clause (b) above only, provide that the insurer waives all right of recovery by way of subrogation against Landlord, its trustees, agents and employees (said Landlord, its trustees, agents and employees being hereinafter collectively referred to as "Landlord Entities"); and contain an endorsement prohibiting cancellation, failure to renew, reduction in amount of insurance or change of coverage (1) as to the interests of Landlord or the holder of any Mortgage by reason of any act or omission of Tenant, and (2) without the insurer's giving Landlord thirty (30) days' prior written notice of
such proposed action.   Further, with respect to the coverage set forth in
clause (a) above, Tenant agrees, within ninety (90) days following the execution and delivery of this Lease, to request of its insurers that each such insurer consent to waiving all right of recovery by way of subrogation against the Landlord Entities; provided, however, that Tenant shall not be required to secure such consent if it shall be conditioned on payment of an increased premium by Tenant under its existing policies or other increased cost under such policies, unless Landlord agrees to pay such increase in premium or other increased costs. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance. Tenant shall deliver a certificate of such insurance and receipts evidencing payment of the premium for such insurance (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter.

                 C. Landlord shall carry property damage insurance on the Building in such amounts as Landlord shall determine.


XIV.             SERVICES AND UTILITIES

                 A.       Landlord will furnish to the Premises
air-conditioning and heating during the seasons they are required in Landlord's reasonable judgment but in any event between the hours of 8:00 a.m. and 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays and Sundays.


XV.              LIABILITY OF LANDLORD

                 A. Landlord, its employees and agents, if any, shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following unless due to the negligence of Landlord: repair to any portion of the Premises or the Building or Common Areas; interruption in the use of the Premises or Common Areas or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building or Common Areas; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building or Common Areas from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building or Common Areas, or from drains, pipes or plumbing fixtures in the Premises or the Building or Common Areas. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property stored or placed by Tenant or Invitees in or about the Premises or the Building or Common Areas shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For purposes of this Article, the term "Building" shall be deemed to include the Land.

                 B. Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, lia-bilities and expenses (including attorneys' fees), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any entry by Tenant or any Invitee upon the Land prior to the Lease Commencement Date.

                 C. If any landlord hereunder transfers the Land or Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer provided no such transfer shall permit the transferee to disturb Tenant's peaceful occupancy and holding of the Premises. Within five (5) days after any such transferee's request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

                 D. Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.


XVI.             RULES

                 A. Tenant and Invitees shall abide by and observe any reasonable rules which apply to all tenants on a non-discriminatory basis that Landlord may promulgate from time to time for the operation and maintenance of the Building and Common Areas, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty to enforce such rules or any condition or covenant contained in any other lease against any other tenant.

XVII.            DAMAGE OR DESTRUCTION

                 A. If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's reasonable judgment restoration cannot be completed within thirty
(30) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord or Tenant shall have the right, at its sole option, to terminate this Lease as of the thirtieth (30th) day after such damage or destruction by giving written notice of termination.


XVIII.           CONDEMNATION

                 A. If any portion of the Premises or occupancy thereof shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the date title thereto vests in such authority and rent shall be apportioned as of such date.

                 B. All awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.


XIX.             DEFAULT

                 A.       Each of the following shall constitute an Event of
Default: (a) Tenant's failure to make when due any payment of the Base Rent, or other sum, which failure continues for ten (10) days after written notice from Landlord; (b) Tenant's failure to perform or observe any other covenant or condition of this Lease which failure continues for twenty (20) days after Tenant's receipt of written notice thereof; provided, however, that if such cure cannot be effected within such twenty (20) day period and Tenant begins such cure and is pursuing such cure in good faith and with diligence and continuity during such twenty (20) day period, then Tenant shall have such additional time up to an additional forty-five (45) days as is reasonably necessary to effect such cure; (c) Tenant's failure to occupy continuously the Premises; (d) an Event of Bankruptcy as specified in Article XX with respect to Tenant; or (e) Tenant's dissolution or liquidation.

                 B. If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Tenant's liability for all rent and other sums accrued through the later of termination or Landlord's recovery of possession. Whether or not this Lease and/or Tenant's right of possession is terminated Landlord shall have the right to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion and Landlord shall not be obligated to pay or credit to Tenant any amount due from Landlord to Tenant pursuant to this Lease. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Base Rent, or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees and expenses incurred in placing the Premises in the condition in which the Premises were in upon commencement of the Lease Term hereunder) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either: (a) an amount equal to the Base Rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented, in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default; provided, however, that if at the time of any reletting of the Premises there exists other space in the Building available for leasing, then the Premises shall be deemed the last space rented, even though the Premises may be relet prior to the date such other space is leased. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or (b) an amount equal to the present value (as of the date of Tenant's default) of the Base Rent and additional rent which would have become due during the remainder of the Lease Term, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Building. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

                 C. Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant's payment of a lesser amount than the sum due hereunder nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue any other remedy available to Landlord. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Landlord's re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

                 D. If more than one natural person and/or entity shall execute this Lease as Tenant, then the liability of each such person or entity shall be joint and several. Similarly, if Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

                 E. If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may after ten (10) days prior written notice to Tenant which period shall be extended for non-monetary defaults for such period during which Tenant is proceeding in good faith to cure such default, but not to exceed forty-five
(45) days, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at a rate per annum (the "Default Rate") equal to five (5) whole percentage points higher than the prime rate published from time to time in the Money Rates section of the Wall Street Journal, from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent.

                 F. If Tenant fails to make any payment of the Base Rent or any other sum payable to Landlord on or before the date such payment is due and payable, then Tenant shall pay a late charge of five percent (5%) of the amount of such payment, provided that such late charge shall not be payable for the first instance only of such failure within any twelve (12) month period.
In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment was due to the date of payment thereof.


XX.              BANKRUPTCY

                 A. An Event of Bankruptcy is: (a) Tenant's, any Guarantor's or any general partner (a "General Partner") of Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of Tenant, any Guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, any Guarantor or a General Partner; (c) filing of a voluntary petition by Tenant, any Guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws;
(d) filing of an involuntary petition against Tenant, any Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within sixty (60) days after filing, or
(2) results in the issuance of an order for relief against the debtor; or (e) Tenant's, any Guarantor's or a General Partner's making or consenting to an assignment for the benefit of creditors or a composition of creditors. At any time upon not less than five (5) days' prior written notice, Tenant shall submit such information regarding the financial condition of Tenant, any Guarantor(s) and any General Partner(s) as Landlord may request. Tenant warrants that all such information heretofore or hereafter submitted is and shall be correct and complete.

                 B. Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Tenant as debtor in possession or Tenant's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. Adequate assurance of future performance shall require that the following minimum criteria be met:
(1) Tenant's gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (2) Both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (3) Trustee must pay its estimated pro rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building and the Complex; (7) Trustee must pay at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; and (9) All assurances of future performance specified in the Bankruptcy Code must be provided.

XXI.             SUBORDINATION; NON-DISTURBANCE

                 A. This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

                 B. In confirmation of the foregoing subordination, Tenant shall at Landlord's request promptly execute any requisite or appropriate document. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord. Within five (5) days after the request of such purchaser, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

                 C. If any lender providing construction or permanent financing or any refinancing for the Land or the Building requires, as a condition of such financing or refinancing, that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall not unreasonably withhold its approval to any such requested modifications and shall notify Landlord of any such modifications which Tenant believes are unreasonable within fifteen (15) days after receipt of request for approval. Tenant shall upon approval execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant's receipt thereof.

                 D. In the event of any act or omission by Landlord which would give Tenant the right to cancel or terminate this Lease, or to abate the payment of rent, or offset against the payment of rent or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of Mortgages whose names and addresses have been furnished to Tenant, and (ii) a reasonable period of time, in light both of the time required to affect a remedy and of the impact of the act or omission on Tenant's business operations on the Premises, for remedying the act or omission has elapsed following the giving of the notice (which reasonable period of time shall in no event be less than the period to which would be entitled under this Lease or otherwise, after similar notice to effect such remedy plus thirty (30), during which time Landlord and such holder(s), or either of them, their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to remedy the act or omission.

                 E. In the event Landlord sells or otherwise transfers title to the Building (and/or the Land underlying the Building; or assigns the Landlord's right, title and interest in, to and under the Ground Lease) at public or private auction, or otherwise, Landlord agrees to sell or otherwise transfer title to the Building and/or Land, as aforesaid, subject to Tenant's rights under this Lease and the advertisement of sale or transfer shall make specific reference to this Lease so as to place any potential purchaser on notice of Tenant's rights under this Lease.


XXII.            HOLDING OVER

                 A. Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will (a) require an extensive period to locate a replacement tenant and (b) plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then the rent shall be increased to equal the greater of (1) fair market rent for the Premises, or (2) one and one-half (1 1/2) times the Base

Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover damages. During any such holdover period, Tenant shall be deemed to be forcibly detaining the Premises as a tenant at sufferance under applicable state law. If Landlord is required to take any action to regain possession of the Premises, then Tenant shall reimburse Landlord for all expenses, including, without limitation, attorneys' fees incurred by Landlord in connection with such action. The provisions in the two
(2) immediately preceding sentences shall not excuse Tenant's rental obligations under this Article.


XXIII.           COVENANTS OF LANDLORD

                 A. Landlord covenants that if Tenant shall perform timely all of its obligations hereunder, then subject to the provisions of this Lease Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

                 B. Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building or Common Areas; (c) to erect, use and maintain pipes, conduits and structural supports in and through the Premises provided Landlord shall use reasonable efforts not to interfere with Tenant's business on the Premises; (d) to grant to anyone the exclusive right to conduct any particular business in the Building or Common Areas not inconsistent with Tenant's permitted use of the Premises; (e) the exclusive right to use and/or lease the roof areas, the sidewalks and other exterior areas; (f) to resubdivide the Land or to combine the Land with other lands; (g) to relocate any parking area; and (h) to construct improvements (including kiosks) on the Land and in the Common Areas of the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises. Tenant shall have the right of approval, not to be unreasonably withheld or delayed, and which shall be deemed to have been granted if notice of disapproval is not given within ten
(10) days after request for approval of any such change or modification which would adversely impact Tenant's occupancy or enjoyment of the Premises.

XXIV.            COMMON AREAS AND PARKING AREAS

                 A. Tenant and its employees shall observe reasonable safety precautions in the use of any Common Areas and shall at all times abide by all traffic and parking control signs posted by Landlord and all rules and regulations governing the use of common areas promulgated by Landlord.

                 B. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about any Common Areas, or for any injury sustained by any person in or about any common area.

                 C. Included in the Common Areas are surface parking areas located near the Building. Subject to all of the terms and conditions of this Lease, Tenant shall have the right, on a non-exclusive basis, to use such parking areas for parking by its employees and visitors. Tenant's, tenant's employees' and tenant's visitors' rights to parking space shall be limited to the use of a reasonable proportion of all available spaces, such determination to be made by Landlord.

XXV.             GENERAL PROVISIONS

                 A. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

                 B. Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Landlord and Tenant or to create any other relationship other than that of landlord and tenant.

                 C. Landlord and Tenant each warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the other party hereto. Landlord and Tenant, as the case may be (the "Indemnifying Party") shall indemnify and hold the other party hereto harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by the Indemnifying Party or with whom the Indemnifying Party has dealt.

                 D. At any time and from time to time upon five (5) days' prior written notice, Tenant and each subtenant, assignee or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land; (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Land or the Building.

                 E. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE LANDLORD-TENANT RELATIONSHIP, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED AND WAIVE ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION FILED IN ANY SUCH COURT TO ANY OTHER COURT.

                 F. All notices or other required communications shall be in writing and shall be deemed duly given when delivered in person (with receipt therefor), or when sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, SN Properties Inc., c/o John H. Newman, Vice President of Legal Affairs, Scios Nova, Inc., 2450 Bayshore Parkway Mountain View, California 94043, with copy to Kevin McPherson, Director of Finance, Scios Nova, Inc., 2450 Bayshore Parkway Mountain View, California 94043; (b) if to Tenant, to Andrew R. Jordan, Chief Financial Officer, Guilford Pharmaceuticals Inc., 6611 Tributary Street, Baltimore, Maryland 21224 with a copy to Thomas C. Seoh, General Counsel, Guilford Pharmaceuticals Inc., 6611 Tributary Street, Baltimore, Maryland 21224. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder.

                 G. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

                 H. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

                 I. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

                 J. This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings and discussions between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not contained in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties.

                 K. This Lease shall be governed by the laws of the jurisdiction in which the Building is located.

                 L. Article and section headings are used for convenience and shall not be considered when construing this Lease.

                 M. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

                 N. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document.

                 O.       This Lease shall not be recorded.

                 P. Landlord reserves the right to make reasonable changes and modifications to the plans and specifications for the Building or Common Areas without Tenant's consent, provided such changes or modifications do not materially and adversely change the character of the Building or Common Areas.

                 Q. Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

                 R. Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

                 S. If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

                 T. Landlord's title is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall, or may encumber Landlord's title.

                 U. The deletion of any printed, typed or other portion of this Lease shall not be deemed to reflect the parties' intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

                 V. The person executing and delivering this Lease on Tenant's behalf and on Landlord's behalf warrants that such person is duly authorized to so act.


                 IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.


WITNESS or ATTEST:                         SN PROPERTIES INC.


                                           By:/s/ JOHN NEWMAN            (SEAL)
-----------------------------                 ---------------------------


                                                         - Landlord -

WITNESS:                                   TENANT:

                                           GUILFORD PHARMACEUTICALS INC.


                                           By:/s/ JOHN P. BRENNAN        (SEAL)
-----------------------------                 ---------------------------

                                FREEPORT CENTRE

                                   EXHIBIT A

                          DESCRIPTION OF THE BUILDING

                                FREEPORT CENTRE

                                   EXHIBIT B

                             PLAN SHOWING PREMISES

                                                         SCHEDULE II.C.

                 For purposes of the Lease Agreement "applicable safety regulations" shall mean the following coeds and standards:

                 -        Building Officials & Code Administration (BOCA)
                          National Code
                 -        National Fire Protection Association (NFPA) Codes
                 -        National Electrical Codes
                 - American Society pf Heating, Refrigeration and Air Conditioning Engineers (ASHRAE) Codes
                 -        American National Standards Institute (ANSI)
                          Standards
                 - Code of Federal Regulations: Title 29, Section 1910 (Occupational and Health Standards), Subparts: D (Walking-Working Surfaces), E (means of Egress), G (Occupational Health and Environmental Control), L (Fire Protection), O (Machinery and Machine Guarding), Q (Welding, Cutting and Brazing) and S (Electrical)
                 - Code of Maryland Regulations, Title 5 (Occupational Safety and Health)
                 - local statues pertaining to building and occupancy requirements

                 Specifically, with respect to fume hood, the Landlord should ensure, at minimum, that the hoods are performing to meet the ANSI standard Z9.5-1992.

                 Fire detection, suppression and alert systems should be maintained and functioning as specified in NFPA Codes.

Other pieces of safety-related equipment owned by, or lease to, the Landlord that remain on the Premises, such as fire cabinets, eye washes and emergency showers, etc., also shall be properly maintained by Landlord.





                                      B-2